Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-178124 and 333-188768 on Form S-3 and Registration Statement Nos. 333-65406, 333-125259, 333-143404, and 333-159855 on Form S-8 of IDACORP, Inc. and Registration Statement No. 333-188768-01 on Form S-3 and Registration Statement No. 333-66496 on Form S-8 of Idaho Power Company of our reports dated February 20, 2014, relating to the consolidated financial statements and financial statement schedules of IDACORP, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to IDACORP, Inc.’s change in the method of accounting for investments in qualified affordable housing projects) and Idaho Power Company, and the effectiveness of IDACORP, Inc.'s and Idaho Power Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP
Boise, Idaho
February 20, 2014